UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2017

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2017, Heat Biologics, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) that it has been granted an extension until March 12, 2018 to regain compliance with the Minimum Bid Price Requirement (as defined below).

As previously reported, on March 15, 2017, the Company received written notice from the NASDAQ notifying the Company that for the preceding 30 consecutive business days (January 31, 2017 through March 14, 2017), the Company’s common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by NASDAQ Listing Rule 5550(a)(2). The notice had no immediate effect on the listing or trading of the Company’s common stock and the common stock continued to trade on The NASDAQ Capital Market under the symbol “HTBX.”

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company was given a compliance period of 180 calendar days, or until September 11, 2017, to regain compliance with NASDAQ Listing Rule 5550(a)(2). Compliance could have been achieved automatically and without further action if the closing bid price of the Company’s stock was at or above $1.00 for a minimum of ten consecutive business days at any time during the initial 180-day compliance period, in which case NASDAQ would consider the matter to be closed.

The Company did not achieve compliance with the Minimum Bid Price Requirement by September 11, 2017; however, NASDAQ determined that the Company was eligible for an additional 180 calendar days, or until March 12, 2018, to regain compliance. NASDAQ’s determination to grant the extension was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The NASDAQ Capital Market, with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If at any time during the second compliance period the closing bid price of the Company’s common stock is at least $1 per share for a minimum of ten consecutive business days, NASDAQ will provide written confirmation of compliance and this matter will be closed. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to the expiration date in order to timely regain compliance. If compliance cannot be demonstrated by March 12, 2018, NASDAQ will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal NASDAQ’s determination to a Hearings Panel.

The Company issued a press release on September 14, 2017 announcing the grant of the extension by NASDAQ.  The press release is attached hereto as Exhibit 99.1

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release of Heat Biologics, Inc. dated September 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2017	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Heat Biologics, Inc., dated September 14, 2017